Exhibit 10.3

CRAIG PROMENADE

LAS VEGAS, NEVADA

FOURTH AMENDMENT

TO PURCHASE AND SALE AGREEMENT

THIS REINSTATEMENT AND THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Amendment”), dated as of March 15, 2011, is made by and between TNP ACQUISITIONS, LLC, a Delaware limited liability company (“Purchaser”) and 525, 605, 655, 675, 715, 725, 755, 775 & 785 WEST CRAIG ROAD HOLDINGS, LLC, a Maryland limited liability company (“Seller’”).

RECITALS:

A. Purchaser and Seller heretofore entered into a Purchase and Sale Agreement dated as of August 16, 2010, as amended by that First Amendment to Purchase and Sale Agreement dated as of September 1, 2010, that Reinstatement and Second Amendment to Purchase and Sale Agreement, dated as of September 29, 2010, and that Reinstatement and Third Amendment to Purchase and Sale Agreement, dated January 28, 2011 (collectively, the “Agreement”), whereby Seller agreed to sell and Purchaser agreed to purchase that certain property and improvements commonly known as Craig Promenade and located at 655 W. Craig Road, North Las Vegas, Clark County, Nevada 89032, and being more particularly described in the Agreement (the “Property”).

B. Purchaser and Seller now desire to mutually amend and modify the Agreement as more particularly set forth herein. All capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless otherwise defined herein.

AGREEMENT:

NOW, THEREFORE, for and in exchange of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree to amend the Agreement as follows:

1. The Agreement is hereby ratified and confirmed in all respects, as modified by this Amendment.

2. The Purchase Price as defined in Section 2.1 of the Agreement shall remain Twelve Million Eight Hundred Thousand and No/100 Dollars ($12,800,000.00).

3. Upon execution of this Amendment the deposit of One Hundred Thousand and No/100 Dollars ($100,000.00) currently held by the Title Company (the “Remaining Deposit”) shall in all events be non-refundable (i.e., Purchaser shall have no right to receive a return of the

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Remaining Deposit even if it would otherwise be refundable pursuant to the provisions of Section 6.1, Section 9, Section 10.1, Section 10.4, or other section of the Agreement as amended hereby); and (ii) Purchaser’s execution of this Amendment shall be deemed Purchaser’s direction to Title Company to immediately following Purchaser’s execution of this Amendment wire the Remaining Deposit to Seller. If the Closing occurs, Purchaser shall receive a credit against the Purchase Price equal to the amount of the Remaining Deposit. If the Closing does not occur for any reason, including without limitation the default of Seller, Seller shall retain the entire Remaining Deposit without liability therefor to Purchaser.

4. Within one (1) business day following the execution of this Amendment, Purchaser shall deposit with the Title Company an additional deposit in the amount of Two Hundred Thousand and No/100 Dollars ($200,000.00) (the “Extension Deposit”) to be held as the Deposit in accordance with the provisions of the Agreement as amended hereby. If Purchaser fails to timely deliver the Extension Deposit as set forth above, time being of the essence, then this Agreement will automatically terminate, Purchaser shall immediately return all copies of all Property Documents to Seller, and thereupon neither party will have any further obligation or liability to the other party hereunder, except as otherwise expressly provided in the Agreement as amended hereby. The Extension Deposit shall be non-refundable, subject only to the provisions of Section 6.1, Section 9, Section 10.1 and Section 10.4 of the Agreement.

5. Section 2.4 of the Agreement is hereby modified to provide that the Closing Date shall be March 31, 2011, or such earlier date which is mutually agreeable to Seller and Purchaser.

6. Except as amended hereby, the terms and conditions of the Agreement shall remain in full force and effect. This Amendment may be executed in counterparts, and all counterparts shall constitute one agreement. This Amendment may be executed by facsimile transmission or PDF and each of the parties shall deliver hard copies of this Amendment to the other upon request.

[Signature pages attached]

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IN WITNESS WHEREOF, Purchaser and Seller have executed this Amendment as of the date first set forth above.

SELLER:

655, 675, 715, 725, 755, 775 & 785 WEST CRAIG ROAD HOLDINGS, LLC
a Maryland limited liability company

By:	Bank of America, N.A. as successor to Wells Fargo Bank, N.A., as Trustee for the registered holders of COBALT CMBS Commercial Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates, Series 2006-C1 (the “Trust”), sole member

	By:	CWCapital Asset Management LLC, a Massachusetts limited liability company, solely in its capacity as Special Servicer to the Trust

		By:	/s/ Michael J. McGregor
		Name:	Michael J. McGregor
		Title	Vice President

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PURCHASER:

TNP ACQUISITIONS, LLC, a Delaware limited liability company

By:	/s/ Anthony W. Thompson
Name:	Anthony W. Thompson
Title:	CEO

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